EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers of The New Midwest Company LLC (the “Company”) certify, pursuant to 18 U.S.C. Section 1350, that:

(1)

The accompanying The New Midwest Company LLC Quarterly Report on Form 10-Q for the period ended May 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 24, 2009

/s/ Dana Persson
Dana Persson
President and Chief Executive Officer

/s/ Thomas A. Powell
Thomas A. Powell
Chief Financial Officer